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                                                                    Exhibit 23.3

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this registration statement of divine, inc. on Form S-8 of our report on the consolidated financial statements of Eprise Corporation dated January 23, 2001, incorporated by reference in the Current Report on Form 8-K of divine, inc. dated December 11, 2001.

DELOITTE & TOUCHE LLP
Boston, Massachusetts
January 18, 2002